                                                                   EXHIBIT 10.31

                                    AGREEMENT

         AGREEMENT by and between Brooks Automation, Inc., a Delaware corporation (the "Company"), and Ellen B. Richstone (the "Executive"), dated as of the 11th day of November, 1999.

         The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Certain Definitions.

            (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated or the Executive ceases to be an officer of the Company prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination of employment

(1) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (2) otherwise arose in connection with or in anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

            (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the fifth anniversary of such date; provided, however that commencing on the date four years after the date hereof, and on each fifth year anniversary of such date (such date and each fifth year anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended without any further action by the Company or the Executive so as to terminate five years from such Renewal Date; provided, however, that if the Company shall give notice in writing to the Executive, at least sixty days prior to the Renewal Date, stating that the Change of Control Period shall not be extended, then the Change of Control Period shall expire five years from the last effective Renewal Date.

         2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Robert J. Therrien or any of his affiliates (as defined in the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent or more of the then outstanding shares of stock of the Company entitled to vote in the election of directors (the "Outstanding Company Common Stock"), whether in one transaction or in multiple transactions which in the aggregate equal or exceed thirty percent of the Outstanding Company Common Stock;

provided, however, that (i) any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of thirty percent or more of Outstanding Company Common Stock shall not constitute a Change of Control; (ii) any acquisition by any individual, entity or group of beneficial ownership of thirty percent or more but less than forty percent of the Outstanding Company Common Stock may be deemed unanimously by the Board of Directors of the Company as it is constituted as of the date of this Agreement (the "Incumbent Board"), excluding any members of the Incumbent Board affiliated with the acquiror, to not constitute a Change of Control, in the Incumbent Board's sole and absolute discretion; and (iii) any acquisition by a corporation with respect to which, following such acquisition, more than fifty percent of the then outstanding shares of common stock of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock, shall not constitute a Change of Control; or

          (b) Individuals who, as of the date of this Agreement, constitute the members of the Incumbent Board cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

            c) Approval by the stockholders of the Company of (i) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such reorganization, merger or consolidation will not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from such a reorganization, merger or consolidation, other than a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires 30% or more of Outstanding Company Common Stock; or (ii) the sale or other disposition of all or substantially all of the assets of the Company, excluding a sale or other disposition of assets to a subsidiary of the Company and excluding a sale or license of a portion of the business of the Company which is deemed by the Incumbent Board, acting in its sole and absolute discretion, to not constitute a Change of Control.

         Anything in this Agreement to the contrary notwithstanding, if an event that would, but for this paragraph, constitute a Change of Control results from or arises out of a purchase or other acquisition of the Company, directly or indirectly, by a corporation or other entity in which the Executive has a greater than ten percent direct or indirect equity interest, such event shall not constitute a Change of Control.

     3. Employment Period. Subject to the terms and conditions hereof, the Company hereby agrees to continue the Executive in its employ for the period commencing on the Effective Date and ending on the last day of the twelfth month following the month in which the Effective Date occurs (the "Employment Period"). The Executive hereby agrees to remain in the employ of the Company for the period commencing on the Effective Date and ending on the last day of the sixth month following the month in which the Effective Date occurs (the "Six Month Period").

     4. Terms of Employment.

        (a) Position and Duties.

               (i) Except as provided in Section 4(c) below, during the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the one hundred eighty-day period immediately preceding the Effective Date, including without limitation, the responsibilities described under the caption "Responsibilities" in the letter from Robert J. Therrien, President and Chief Executive Officer of Brooks Automation, Inc. to Ellen B. Richstone dated October 19, 1998 attached hereto (the "Offer Letter") and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than thirty-five miles from such location.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full business time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

            (b) Compensation.

               (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a biweekly rate, at least equal to twelve times the highest monthly base salary paid or payable to the Executive by the Company in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

               (ii) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average annualized (for any fiscal year consisting of less than twelve full months or with respect to which the Executive has been employed by the Company for less than twelve full months) bonus (the "Average Annual Bonus") paid or payable to the Executive by the Company in respect of the lesser of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs or the number of full fiscal years for which the Executive has been employed by the Company immediately preceding the fiscal year in which the Effective Date occurs. Each such Annual Bonus shall be paid no later than the end of the second month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus pursuant to deferral plans of the Company.

               (iii) Incentive, Savings and Retirement Plans. In addition to Annual Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other peer executives of the Company, but in no event shall such plans practices, policies and programs provide the Executive with incentive, savings and retirement benefits opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the one-year immediately preceding the Effective Date.

               (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) and applicable to other peer executives of the Company, but in no event shall such plans, practices, policies and programs provide benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect at any time during the one-year period immediately preceding the Effective Date.

               (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in the conduct of the Company's business upon submission of appropriate accountings in accordance with the most favorable policies, practices and procedures of the Company in effect at any time during the one-year period immediately preceding the Effective Date.

               (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company in effect at any time during the one-year period immediately preceding the Effective Date. If at the end of the Employment Period, the Company elects not to continue to employ Executive for reasons other than for Cause, death or Disability, or if the Executive shall terminate employment hereunder for Good Reason, the Company will provide to Executive up to $15,000 in fees paid for out-placement assistance.

               (vii) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company at any time during the one-year period immediately preceding the Effective Date.


               (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company as in effect at any time during the one-year period immediately preceding the Effective Date.


               (ix) Offer Letter. During the Employment Period, the Executive, at a minimum, shall be entitled to the compensation set forth under the captions "Base and Bonus Compensation," "Car Allowance," "Basic Benefits" and "Vacation and Time Off" in the Offer Letter.


            (c) Six Month Period. Notwithstanding anything to the contrary in this Section 4, during the Six Month Period, the Company's obligations under this Agreement are limited to employing the Executive in any capacity reasonably assigned to Executive by the Company to assist in the transition caused by the Change of Control at the location where the Executive was employed immediately preceding the Effective Date or at any office or location less than thirty-five miles from such location and providing to the Executive compensation and benefits, as set forth in Section 4(b) hereof in accordance with the most favorable plans, practices, policies and programs provided by the Company for the Executive as in effect at any time during the one year period immediately preceding the Effective Date.

         5. Termination of Employment.

            (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth day after receipt of such notice by the Executive (the "Disability Effective

Date"), provided that, within the thirty days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

            (b) Cause. The Company may terminate the Executive's employment during the Employment Period for "Cause". For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated violations by the Executive of the Executive's obligations under Section 4(a) of this Agreement (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the Executive of a felony involving moral turpitude.

            (c) Good Reason. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:


               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this

Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (iii) any failure by the Company to fulfill its obligations to the Executive during the Six Month Period, as set forth in Section 4(c) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

            (iv) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(B) hereof;

            (v) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

            (vi) any failure by the Company to comply with and satisfy Section 9(c) of this Agreement.

         Notwithstanding the foregoing, during the Six Month Period, "Good Reason" shall mean (iii), (iv), (v) or (vi) above only. For purposes of this
Section 5(c), any good faith determination of "Good Reason" after the Six Month Period made by the Executive shall be conclusive.

          (d) Notice of Termination. Any termination by the Company for Cause or without Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, if applicable, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided however, that (i) if the Executive's employment is terminated by the Company other than for Cause, death or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     6. Obligations of the Company upon Termination.

          (a) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than payment of the sum of the following amounts: (i) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid,
(ii) the product of (A) the greater of (x) the Annual Bonus paid or payable (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) to the Executive for the Company's most recently completed fiscal year, and (y) the Average Annual Bonus and (B) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (iii) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued bonus amounts or vacation pay, in each case, to the extent not yet paid by the Company (the amounts described in subparagraphs (i), (ii), and (iii) are hereafter referred to as "Accrued Obligations" and shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within sixty days of the Date of Termination. Anything herein to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of peer executives of the Company under such plans, programs, practices and policies relating to family death benefits, if any, as in effect with respect to other peer executives and their families at any time during the one year period immediately preceding the Effective Date.

          (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations of the Company to the Executive, other than for payment of the Accrued Obligations (which shall be paid in a lump sum in cash within sixty days of the Date of Termination). Anything herein to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect with respect to other peer executives and their families at any time during the one year period immediately preceding the Effective Date.

            (c) Cause, Other than for Good Reason. If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than for Good Reason (and other than by reason of his death or Disability) during the Employment Period, this Agreement shall terminate without further obligations of the Company to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination, plus the amount of any compensation previously deferred by the Executive and any accrued and awarded bonus amounts or vacation pay, in each case, to the extent theretofore unpaid. In such case, such amounts shall be paid to the Executive in a lump sum in cash within thirty days of the Date of Termination, except that accrued and awarded bonus amounts, if any, shall be paid as previously scheduled at the time of the award. The Executive shall, in such event, also be entitled to any benefits required by law that are not otherwise provided by this Agreement.

            (d) Good Reason; Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability, or if the Executive shall terminate employment under this Agreement for Good Reason:


               (i) the Company shall pay to the Executive in a lump sum in cash within thirty days after the Date of Termination the aggregate of the following amounts:

                  A.       All Accrued Obligations; and

                  B. the amount (such amount shall be hereinafter referred to as the "Severance Amount") equal to the greater of $250,000 or one year of Annual Base Salary.

               (ii) the Company shall timely pay and provide, for eighteen months from the Date of Termination, medical benefits to the Executive and/or the Executive's family at least equal to those which would have been provided in accordance with the applicable plans (including the Company's 401(k), match and profit-sharing plans), programs, practices and policies described in Section 4(b)(v) of this Agreement as if the Executive's employment had not been terminated in accordance with the most favorable plans, practices, programs or policies of the Company as in effect and applicable generally to other peer executives and their families during the one year period immediately preceding the Effective Date, provided, however, that if the Executive becomes re-employed with another employer and is eligible to receive medical and dental benefits under another employer provided plan, the medical and dental benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility and provided, further, that if any Company plan would not allow Executive to participate, the Company shall provided to Executive comparable tax-adjusted payments of an equivalent amount;

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as in effect and applicable generally to other peer executives of the Company and their families, including up to $15,000 in fees paid for out-placement assistance (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

               (iv) all of Executive's options to purchase the Company's common stock shall vest immediately.

         7. Nonexclusivity of Rights. Except as provided in Section 6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program except as explicitly modified by this Agreement.

         8. Full Settlement.

          (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 6(d)(ii), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement, unless a court of competent jurisdiction determines that the Executive made such effort in bad faith), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          (b) If there shall be any dispute between the Company and the Executive (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the

          (c) Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 6(d) as though such termination were by the Company without Cause, or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amount pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

     9.   Successors.

               (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. In addition, Executive's outstanding stock options or stock appreciation rights of the Company will continue to vest in accordance with their terms during the period from the Effective Date until the termination of the Executive's employment with the Company. The Executive shall be entitled, upon exercise of any such outstanding stock options or stock appreciation rights of the Company, to receive in lieu of shares of the Company's stock, shares of such stock or other securities of such successor as the holders of shares of the Company's stock received pursuant to the terms of the merger, consolidation or sale.

         10. Miscellaneous.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

               Ellen B. Richstone
               67 Bullard Road
               Weston, MA  02493

         If to the Company:

               Brooks Automation, Inc.
               15 Elizabeth Drive
               Chelmsford, MA  01824

               Attention:  Chief Financial Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

               (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and by entering into this Agreement the Executive waives all rights he may have under the Company's separation policy, provided that if the Company's separation policy would provide greater benefits to the Executive than this Agreement, then the Executive may elect to receive benefits under the Company's separation policy in lieu of the benefits provided hereunder.

               (g) The Executive and the Company acknowledge that prior to the Effective Date and following the end of the Employment Period, the employment of the Executive by the Company is subject to the terms of the Offer Letter. Moreover, if prior to the Effective Date, the Executive's employment with the Company terminates, then the Executive shall have no further rights under this Agreement. Notwithstanding anything contained herein, if, during the Employment Period, the Executive shall terminate employment with the Company other than for Good Reason, the Executive shall have no liability to the Company.

               (h) As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

               IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                            BROOKS AUTOMATION, INC.

                                            By:
                                               ---------------------------------

                                            Name:  Robert J. Therrien
                                            Title: President

                                            EXECUTIVE

                                            -----------------------------------
                                            Ellen B. Richstone